Exhibit 16.1

MADSEN & ASSOCIATES, CPA’s Inc. Certified Public Accountants and Business Consultants Member SEC Practice Section of AICA	684 East Vine St. #3 Murray, Utah 84107 Telephone 801 268-2632 Fax 801 268-3978

May 17, 2005

US Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549-0405

Dear Sirs:

Re: Quincy Energy Corp. (formerly Quincy Gold Corp.) (the “Company”)

We have read Item 4 included in the Form 8-K of the Company dated May 13, 2005 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

“Madsen & Associates, CPA’s Inc.”

Madsen & Associates, CPA’s Inc.